UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2006

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway
Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 15, 2006, UTStarcom, Inc. (the “Company”) received a notice from the staff of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with Marketplace Rule 4310(c)(14) because it has not timely filed with the Securities and Exchange Commission (the “SEC”) its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (the “Form 10-Q”). The notice indicated that due to such noncompliance, the Company’s common stock will be delisted at the opening of business on November 27, 2006 unless the Company requests a hearing in accordance with the Nasdaq Marketplace Rules.

The Company intends to request a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) to review the Nasdaq’s determination. The hearing request will stay the delisting of the Company’s common stock pending the Panel’s decision. There can be no assurance that the Panel will grant the Company’s request for continued listing.

The Company issued a press release in connection with the foregoing matters on November 16, 2006, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01 Other Events.

On November 9, 2006, the Company filed with the SEC its Current Report on Form 8-K and Notice of Late Filing on Form 12b-25, wherein the Company disclosed that it was delaying the filing of the Form 10-Q in order to (i) complete its voluntary review of its historical equity award grant practices under the direction of the Nominating and Corporate Governance Committee of the Company’s Board of Directors and (ii) assess any impact of the review on the Company’s financial statements related to prior equity grants and the Company’s internal control over financial reporting.

Pursuant to the Indenture (the “Indenture”) with respect to the Company’s 7/8% Convertible Subordinated Notes due 2008 (the “Notes”), the Company is required to file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act of 1934, as amended, and provide a copy of such filings to the trustee for the holders of the Notes (the “Trustee”).  Pursuant to the Indenture, a default by the Company on this requirement becomes an “event of default” (as described in the Indenture) (i) if the Trustee notifies the Company of the default or (ii) the holders of at least 25% in aggregate principal amount of the Notes outstanding (the “25% Holders”) notify the Company and the Trustee of the default, and (iii) the Company does not cure the default within 60 days after receipt of such notice.

On November 10, 2006, the Company received notice from the Trustee asserting that if the Company fails to file the Form 10-Q on or before January 9, 2007, such failure will constitute an event of default pursuant to the Indenture. If such an event of default were to occur, the Trustee or the 25% Holders would have the right to declare all unpaid principal and accrued interest on the Notes then outstanding to be immediately due and payable.

FORWARD LOOKING STATEMENTS

This Form 8-K contains statements that are forward-looking in nature, including statements about the status of the listing of the Company’s securities on Nasdaq, the anticipated preconditions for the filing of the Form 10-Q with the SEC, and a potential event of default under the Indenture and the anticipated consequences of such an event of default. Those statements are subject to risks and uncertainties that may cause actual results to differ materially. The Company refers readers to the risk factors identified in its latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

99.1	Press release entitled “UTStarcom Receives Nasdaq Delisting Notification.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: November 16, 2006	By:	/s/ Francis P. Barton
	Name:	Francis P. Barton
	Title:	Executive Vice President and Chief Financial Officer